SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 15, 2016

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	001-35360	95-4557538

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York City, New York 10017, United States of America

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: +31.20.653.5916

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Beginning on December 18, 2015 and ending on March 21, 2016, Elephant Talk Communications Corp. (the “Company”) consummated a series of closings (the “Closings”) of its now closed private placement offering (the “Offering”) of units to “accredited investors” for aggregate gross proceeds of $3,548,000. The Closings were part of a “best efforts” private placement offering of up to $4,200,000 of units, each unit consisting of: (i) one 9% unsecured subordinated convertible promissory note in the principal amount of $30,000 which is convertible into shares of common stock at the option of the holder at a conversion price of $.30 per share, subject to certain exceptions; and (ii) a five-year warrant to purchase one hundred thousand (100,000) shares of common stock at an exercise price of $.30 per share, subject to certain exceptions. Dawson James Securities, Inc. acted as placement agent to the Company in the Offering.

For more information regarding the Offering, including to view forms of the subscription agreement, 9% unsecured subordinated convertible promissory note and warrant, please see the Company’s Current Reports on Form 8-K filed on December 24, 2015, February 19, 2016 and March 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2016	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Gary G Brandt
Name: Gary G Brandt
Title: Chief Restructuring Officer